UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

476 Rolling Ridge Drive, Suite 300 State College, Pennsylvania		16801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In conjunction with the closing of the previously announced sale of Keystone Midstream Services, LLC (“Keystone”) to a subsidiary of MarkWest Energy Partners, L.P., Keystone, R.E. Gas Development, LLC (“R.E. Gas”), a wholly-owned subsidiary of Rex Energy Corporation (the “Company”), and Summit Discovery Resources II, LLC (“Summit”) entered into a Second Amendment to Gas Gathering, Compression and Processing Agreement (the “Second Amendment”), amending that certain Gas Gathering, Compression and Processing Agreement dated as of December 29, 2009 (as previously amended, modified or supplemented, the “Processing Agreement”).

The Second Amendment amends certain provisions of the Processing Agreement to, among other things, (i) extend the primary term of the Processing Agreement; (ii) commit R.E. Gas and Summit (collectively, “Producer”) to deliver to Keystone all of Producer’s natural gas production, including dry gas, in a designated area for processing and fractionation; (iii) give Producer additional priority capacity rights that will further increase over time at Keystone’s Sarsen and Bluestone cryogenic gas processing plants (including in a planned expansion of the Bluestone plant); (iv) amend the fee structure for gathering fees, (v) replace the current percent of proceeds (POP) fee model for processing, handling, transportation and fractionation of natural gas liquids with a fixed fee model that will increase over time; and (vi) provide for the processing and fractionation of natural gas liquids to recover ethane after the processing, fractionation and pipeline facilities constructed or to be constructed by Keystone or its affiliates are operational.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the text of such agreement, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2012. The Company intends to request confidential treatment for certain portions of the Second Amendment, which will be omitted from the exhibit.

Item 7.01.	Regulation FD Disclosure.

On June 4, 2012, the Company updated its Corporate Presentation for June 2012. The updated Corporate Presentation has been posted to the Company’s website, www.rexenergy.com, and can be found in the Investor Relations section under “Events & Presentations”.

The information in this Item 7.01is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Vice President, General Counsel and Secretary

Date: June 4, 2012